                                                                    EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants we hereby consent to the incorporation by reference in this registration statement of our report dated March 30, 2000 included in the Amedisys, Inc.'s Form 10-K for the year ended December 31, 1999 as amended by Form 10-K/A dated September 1, 2000 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen, LLP

New Orleans, Louisiana
December 11, 2000